EXHIBIT 99

             PLANET HOLLYWOOD INTERNATIONAL, INC.
                     7380 Sand Lake Road
                          Suite 600
                    Orlando, Florida 32819


September 16, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Ladies and Gentleman:

          Pursuant to the Securities Exchange Act of 1934, and Rule 12d1-2 promulgated thereunder, Planet Hollywood International, Inc., a Delaware corporation (the "Company"), hereby requests acceleration of the effectiveness of the Company's Registration Statement on Form 8-A regarding the shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Registration Statement") that was filed with the Securities and Exchange Commission today so that the Registration Statement becomes effective as soon as is practicable.


                              Very truly yours,

                              PLANET HOLLYWOOD INTERNATIONAL, INC.,

                              by /s/ Thomas Avallone
                                ----------------------------------
                                Name:  Thomas Avallone
                                Title: Executive Vice President and
                                       Chief Financial Officer